Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.2 to Registration Statement No. 333-223924 on Form N-2 (the “Registration Statement”) of our report dated March 6, 2019, relating to the consolidated financial statements of TriplePoint Venture Growth BDC Corp. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in the Registration Statement, and to the references to us under the heading “Experts” in the Registration Statement.

We also consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-223924 on Form N-2 of our report dated April 5, 2019, relating to the financial information set forth under the heading “Senior Securities” in the Registration Statement and to the reference to us under the heading “Senior Securities.”

/s/ Deloitte & Touche LLP

San Francisco, California

April 5, 2019